Exhibit 99.3

 Q3 EARNINGSIndependent Bank Corporation (IBCP)Conference Call – October 27, 2020

 Cautionary note regarding forward-looking statements  This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerGavin A. Mohr, Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.  3

4

COVID-19 Response
Supporting Employees, Clients & Communities

When it became apparent that the Coronavirus (COVID-19) pandemic could pose a threat to our people and business, we activated our Business Continuity and Crisis Communication Core Teams to take early and decisive action

Employees

- ✓ Work from home. Providing the technology, culture, and operational infrastructure for the workforce to work remotely as needed.
- ✓ Granting additional sick and vacation time.
- ✓ Our bank branch lobbies opened back up in mid-June 2020 (they had been closed since mid-March 2020).
- ✓ Complying with applicable Michigan requirements (MI Safe Start Plan, etc.).
- ✓ Performing additional routine and on-demand sanitization of facilities using enhanced methods.

Clients & Communities

- ✓ Pro-actively reaching out to our business customers to understand needs.
- ✓ Supporting local businesses.
- ✓ Closed over $250 million in SBA Payroll Protection Program (PPP) loans in 2020.
- ✓ Working with business and consumer customers on temporary payment relief.

FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Historical Financial Data  5  Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.

3Q 2020 Financial Highlights

6

Income Statement

- Pre-tax, pre-provision income was $25.3 million in the third quarter of 2020 compared to $15.3 million in the third quarter of 2019.
- Net income of $19.6 million, or $0.89 per diluted share compared to $12.4 million, or $0.55 per diluted share for the year ago quarter.
- Net interest income of $32.0 million, an increase of $1.1 million, or 3.5% from the year ago quarter.
- Mortgage loan originations of $536.5 million, also, $417.1 million in mortgage loans sold with $20.2 million in net gains on mortgage loans compared to $5.7 million in net gains from the year ago quarter.
- Mortgage servicing rights change (the "MSR Change") due to price of negative $1.1 million ($0.04 per diluted share, after taxes) compared to negative $2.2 million ($0.08 per diluted share, after taxes) in the third quarter of 2019.
- Provision for loan losses of $1.0 million compared to a credit of $0.3 million in the third quarter of 2019. Included within the third quarter 2020 provision for loan losses is a $2.1 million increase in the subjective/qualitative reserve.

Balance Sheet/Capital

- Securities available for sale increased by $128.8 million.
- Total portfolio loans declined by $11.2 million.
- Total deposits grew by $112.6 million.
- Total stockholder's equity increased by $18.0 million and tangible book value per share increased by 5.6% to $15.55 per share at September 30, 2020.
- Paid a 20 cent per share cash dividend on common stock on August 14, 2020.

FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Our Michigan Markets  7  Source: S&P Global Market Intelligence and Company documents. Map does not include loan production offices. Deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2020.Note: Loan and deposit balances exclude the loans and deposits (such as brokered deposits) that are not clearly allocable to a certain market region. Loans specifically exclude: $166 million of Ohio mortgage loans, $55 million of resort loans and $19 million of purchased mortgage loans.      94          96          75          69      Michigan’s community bank. #1 deposit market share amongst Michigan banks < $10B in assets and #10 deposit market share overall. Top 10 market share in 20 of 23 counties of operation – with opportunity to gain market share in attractive Michigan markets.Low cost and stable deposit base in East/”Thumb” and Central regions utilized to fund loan growth in the West and Southeast regions (higher growth & more metropolitan).Eight bank branches were closed (two on June 26, 2020 and six on July 31, 2020). The closures by region were: 3 in the East/”Thumb”, 2 in the Central and 1 each in the West, Northwest and Southeast. These closures reduce the total bank branch footprint to 60.New full service bank branch to open in Brighton, Michigan in 4Q’20.11 Loan Production Offices (LPOs), including 9 throughout Michigan and 2 in Ohio (residential mortgage lending only).    Branches (60)    East / “Thumb”Branches: 20Deposits: $1,113MLoans: $485M  SoutheastBranches: 6Deposits: $446MLoans: $750M  CentralBranches: 10Deposits: $504MLoans: $212M  WestBranches: 20Deposits: $1,021MLoans: $836M  NorthwestBranches: 4Deposits: $296MLoans: $332M

   Select Economic Statistics  Unemployment Trends (%)  Total Employees (Thousands)  Regional Average Home Sales Price (Thousands)  Annualized Home Sales (Thousands)  8  Elevated unemployment rates due to COVID-19  As of Aug ‘20  Stable prices in key markets  Strong job growth prior to COVID-19  Slowing Michigan home sales

     Low Cost Deposit Franchise Focused on Core Deposit Growth  9  Substantially core funding – $3.1 billion of non-maturity deposit accounts (86.3% of total deposits).Total deposits increased $598.1 million (21.0%) since 12/31/19 (excluding brokered) with non-interest bearing up $300.0 million, savings and interest- bearing checking up $245.1 million, reciprocal up $126.5 million and time down $73.5 million.Deposits by Customer Type:Retail – 50.8%Commercial – 34.9%Municipal – 14.3%  Deposit Composition – 9/30/20  Deposit Highlights  Michigan Deposit Market Share  $3.6B  Core Deposits: 86.3%  Cost of Deposits (%)/Total Deposits ($B)  Note: Core deposits defined as total deposits less maturity deposits. Market share data as of 6/30/20.        Deposits in  Mkt.  Market  Share  Rank  Institution  ($M)  (%)  1  JPMorgan Chase & Co.   $63,501  22.3%  2  Comerica Inc.   $35,492  12.5%  3  Bank of America Corporation   $29,285  10.3%  4  Fifth Third Bancorp   $21,632  7.6%  5  PNC Financial Services Group   $21,220  7.5%  6  TCF Financial Corp.   $20,073  7.1%  7  Huntington Bancshares Inc.   $19,670  6.9%  8  Flagstar Bancorp Inc.   $17,184  6.0%  9  Citizens Financial Group Inc.   $6,372  2.2%  10  Independent Bank Corp.   $3,561  1.3%  Total for Institutions in Market  $284,300

Diversified Loan Portfolio

Focused on High Quality Growth

10

Loan Composition – 9/30/20



Held for Sale
3%
Commercial
46%
Installment
16%
$3.0B
Mortgage
35%

Yield on Loans (%)/Total Portfolio Loans ($B)



4.84%
4.98%
5.03%
5.02%
4.89%
4.75%
4.62%
4.11%
4.14%
$2.6
$2.6
$2.6
$2.7
$2.7
$2.7
$2.7
$2.9
$2.9
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Total Portfolio Loans
Yield on Loans

Note: Portfolio loans exclude loans HFS.

Lending Highlights

- Portfolio loan changes in 3Q'20:
  - Commercial – decreased $11.2 million. PPP loan balances totaled $261.2 million at September 30, 2020.
  - Mortgage – decreased $17.6 million due to portfolio pay-downs and higher salable mix in new loan origination volume.
  - Installment – increased $17.6 million.
- Mortgage loan portfolio weighted average FICO and LTV of 747 and 71%, respectively and average balance of $189,935.
- Installment weighted average FICO of 757 and average balance of $21,264.
- Commercial loan rate mix:
  - 62% fixed / 38% variable.
  - Indices – 60% tied to Prime, 37% tied to LIBOR and 3% tied to a US Treasury rate.
- Mortgage loan (including HECL) rate mix:
  - 46% fixed / 54% adjustable or variable.
  - Indices – 18% tied to Prime, 64% tied to LIBOR and 18% tied to a US Treasury rate

FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019

Be Independent

 COVID-19 Programs – Loan Forbearances  11  Highlights  Loan Forbearances    The table above reflects the status of loan forbearances as of September 30, and June 30, 2020. The percent of the loan portfolio is based on loan dollars.Loan Forbearances:Forbearance period is generally three months for mortgage and installment loans and three or six months for commercial loans. Retail (mortgage and installment) loan forbearances are primarily principal & interest deferrals.Commercial loan forbearances are primarily principal deferrals only.Overall forbearance requests peaked in early June 2020 and have since significantly abated.   Loan Type  9/30/20      6/30/20      % change vs. prior quarter      #  $ (000’s)  % of portfolio  #  $ (000's)  % of portfolio  #  $  Commercial  17  $25,105  1.9%  386  $210,486  15.4%  (95.6)%   (88.1)%   Mortgage  197  32,091  3.1%  388  81,212  7.8%  (49.2)%   (60.5)%   Installment  97  2,631  0.5%  280  7,459  1.6%  (65.4)%   (64.7)%    Total  311  $59,827  2.1%  1,054  $299,157  10.4%  (70.5)%   (80.0)%                              Loans serviced for others   416    $66,279    2.3%   773    $114,839    4.2%  (46.2)%   (42.3)%

COVID-19 Programs – Paycheck Protection Program ("PPP") 12

PPP Loan Portfolio

Description	9/30/20		6/30/20	
	#	($ in 000's)	#	($ in 000's)
Loans outstanding at quarter-end	2,117	$ 261,182	2,012	$ 259,351
Average loans outstanding for the quarter	n/a	261,543	n/a	191,061
Forgiveness applications submitted to the SBA	197	37,223	n/a	n/a
Forgiveness applications processed and approved by the SBA	0	0	n/a	n/a
Fees accreted into interest income during the quarter	n/a	1,321	n/a	977
Unaccreted fees remaining at quarter-end	n/a	6,494	n/a	7,731
Average loan yield for the quarter	n/a	3.04%	n/a	3.05%

Highlights

- The table above reflects the status of PPP loans as of September 30, and June 30, 2020.
- **Paycheck Protection Program:**
  - –Forgiveness applications began to be submitted to the SBA in August 2020.
  - –SBA generally has 90 days to process forgiveness applications.
  - –SBA recently announced a streamlined forgiveness application for PPP loans $50,000 or less. At September 30, 2020 such loans represent $25.1 million (9.6%) but 1,214 (57.3%) in number of the total PPP loan portfolio.
  - –Forgiveness application approvals and payments from the SBA began to be received in October 2020.
  - –Expect remaining unaccreted fees at September 30, 2020 to be accreted into interest income over the next 15 months with the heaviest activity over the next three quarters.

FDIC Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Loan Portfolio Concentrations by Industry   Percentage concentrations are based on the entire commercial portfolio of $1.352 billion as of September 30, 2020.  Loans by Industry as a % of Total Commercial Loans ($ in millions)  Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions)  $931 million, or 68.9% of the commercial loan portfolio is C&I or owner occupied, while $421 million, or 31.1% is investment real estate.   13  Commercial Loan Portfolio Concentrations

 Investment Securities Portfolio  14  Highlights  High quality, liquid, diverse portfolio with relatively short duration.Fair value of $985.1 million, an increase of $128.8 million in 3Q’20.Net unrealized gain of $17.0 million, representing 1.76% of amortized cost.Portfolio ratings: 65% AAA rated (or backed by the U.S. Government); 20% AA rated; 6% A rated; 6% BAA rated and 3% unrated.2.64 year estimated average duration with a weighted average yield of 2.17% (with TE gross up).Approximately 26% of the portfolio is variable rate.    $985.1M  Investment Portfolio by Type (9/30/20)  Investment Securities Activity – 3Q’20    Agency MBS, CMO & CMBS   Municipal/Govern-ment   Asset-backed  Private Label Mortgage    Corp.    Total     (Dollars in 000’s)            Purchases (at cost)  $75,855  $41,708  $78,994  $3,854  $12,505  $212,916  Repayments (a)  33,626  5,352  42,901  1,526  2,118  86,888  Sales  --  --  --  --  --  --                Purchases in 3Q’20              Yield (TE)  1.39%  2.35%  1.29%  1.63%  3.07%  1.64%  Duration  2.06%  10.13%  0.56%  4.09%  5.70%  3.34%  (a) Total repayments include $1.365 million of repayments on Treasury/Agency securities not shown in the table.

 Strong Capital Position  15   Source: S&P Global Market Intelligence and Company documents.Note: Company closed acquisition of TCSB Bancorp, Inc. in Q2 ‘18.  TCE / TA (%)   Leverage Ratio (%)   CET1 Ratio (%)   Total RBC Ratio (%)   IBCP Target 8.50% - 9.50 %  Capital retention to support (i) organic growth and (ii) acquisitions; and Return of capital through (i) strong and consistent dividend and (ii) share repurchases  Long-Term Capital Priorities:  Strong Capital Position

 HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us as slightly asset sensitive.Net interest income increased $1.5 million, or 4.9%, in 3Q’20 vs. 2Q’20 due primarily to a $227.8 million increase in average interest earning assets that was only partially offset by a five basis point decline in the net interest margin.Net interest margin was 3.31% during the third quarter of 2020, compared to 3.76% in the year-ago quarter and 3.36% in the second quarter of 2020.  Yields, NIM and Cost of Funds (%)  Net Interest Income ($ in Millions)   Net Interest Margin/Income  16

 Linked Quarter Analysis  17  Q3’20 NIM Changes  Linked Quarter Average Balances and FTE Rates  Yield on average interest-earning assets declined 10 basis points.Loan yields were generally unchanged. Earning asset growth was primarily in investments where the overall yield declined by 26 basis points due to new investments being added at lower interest rates.Commercial loan yield benefited from the acceleration of $0.5 million of discount on a 3Q’20 payoff (this loan had been purchased from the FDIC many years ago).Funding costs declined by 7 basis points due primarily to the repricing of maturing time deposits.  3Q’20 Highlights

 Strong Non-interest Income  18  Diverse sources of non-interest income – representing 45.8% of revenue in 3Q’20.COVID-19 has adversely impacted service charges on deposits. In addition, we have suspended certain electronic banking fees due to the enhanced need for customers to access this channel.Mortgage banking: $20.2 million in net gains on mortgage loans in 3Q’20 vs. $5.7 million in the year ago quarter. A combination of higher sales volumes, stronger profit margins and fair value adjustments on the pipeline led to this increase.$536.5 million in mortgage loan originations in 3Q’20 vs. $329.5 million in 3Q’19 and $470.6 million in 2Q’20.Purchase / Refinance mix in 2019 was 70% / 30% vs. 3Q’20 mortgage loan origination mix of 50% / 50% as refinance activity continues to be robust. Despite COVID-19 related challenges, home purchase activity is solid in our markets.3Q’20 mortgage loan servicing includes a $1.1 million ($0.04 per diluted share, after tax) decrease in fair value adjustment due to price compared to a decrease of $2.2 million ($0.08 per diluted share, after tax) in the year ago quarter.       Source: Company documents.  $58.4M  2020 YTD Non-interest Income (millions)  Non-interest Income Trends ($M)  Highlights

 Focus on Improved Efficiency   19  Source: Company documents.  Non-interest Expense ($M)  Highlights   Efficiency Ratio (4 quarter rolling average)   Continued focus on expense control and driving positive operating leverage. 3Q’20 performance based compensation increased $4.5 million over 2Q’20 due primarily to an increase in the accrual for the annual management incentive compensation plan as a result of significant improvements in performance metrics reflecting the strong 3Q’20 results.3Q’20 non-interest expense included $0.64 million of conversion related expenses (associated with core data processing conversion that is in process).Eight branch closings in June/July 2020 with anticipated annual savings in excess of $1.3 million.Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels.

 Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)  20

 Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults  21

Troubled Debt Restructurings (TDRs)

22

93% of TDRs are Current

TDRs ($ in Millions)



$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
95%
90%
85%
80%
75%
70%
65%
60%
$78
88%
91%
$65
93%
$56
92%
$51
93%
$56
93%
$49
2016
2017
2018
2019
Q2'20
Q3'20
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $4.9 million at 9/30/20.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 92.7% of TDRs are current as of 9/30/20.
- **Commercial TDR Statistics:**
  - 30 loans with $9.5 million book balance.
  - 87.3% performing.
  - WAR of 5.23% (accruing loans).
  - Well seasoned portfolio; over 96% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 470 loans with $39.2 million book balance.
  - 95.3% performing.
  - WAR of 4.99% (accruing loans).
  - Well seasoned portfolio; approximately 96% of accruing loans are not only performing but have been for over a year since modification.

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 Note: Dollars all in millions.   Provision for Loan Losses   Loan Net Charge-Offs/Recoveries   Allowance for Loan Losses  Credit Cost Summary  23

Incurred Loss Model vs CECL

24

Allocation of Incurred ALLL

	June 30, 2020	Sept. 30, 2020	Change
	(In thousands)		
Commercial	$8,731	$8,153	($578)
Mortgage	7,261	6,999	(262)
Installment	1,218	1,239	21
Qualitative/Subjective	17,290	19,380	2,090
Total	$34,500	$35,771	$1,271

Incurred vs. CECL ($ in Thousands)


% Loans
0.96%
Incurred Loss Build
1.25%
"As-if CECL" Illustrative Only
1.57%(1)
$26,148
$9,623
$35,771
$8,000 to $10,000
$0
$44,771(1)
12/31/19 ALLL
Reserve Build Under Incurred Loss
9/30/20 Incurred Loss Reserve
"As If" Day 1 CECL Reserve
"As If" Incremental 9/30 CECL Reserve Change
9/30/20 "As If" ACL

- We delayed adopting CECL under the CARES Act:
  - Increased visibility into the economic (local, regional, national) impact of the COVID-19 pandemic.
  - Unemployment forecast sources exhibiting wide disparity.
  - Relationship between unemployment and credit impacted by non-traditional factors, including "stay at home" executive orders, increased unemployment eligibility as well as supplemental unemployment benefits.
- Incurred Model:
  - Reserve build with Q3 provision expense of $1.0 million.
  - September 30, 2020 allowance for loan losses of $35.8 million or,
    - 1.25% of portfolio loans;
    - 1.44% of portfolio loans excluding PPP loans and remaining Traverse City State Bank acquired loans; and
    - 349% of non-performing loans.
  - Qualitative/subjective allocation increased $2.1 million in 3Q'20 (and by $10.7 million in the first nine months of 2020) due to impact of: economic shock, high unemployment claims, "stay at home" executive orders and the level of forbearance requests.
- CECL:
  - CECL day 1 impact range is $8.0 million to $10.0 million with $1.0 million to $2.0 million for unfunded commitments.
  - "As if" CECL in Q3'20: $8.0 million to $10.0 million with $0.5 million to $1.5 million for unfunded commitments.
  - CECL Model Details:
    - Discounted cash flow model with fourteen loan segments.
    - Probability of default and loss given default based on long-term average for commercial loans and regression for mortgage and installment loans.
    - Regression uses two year forecast / two year reversion to mean driven primarily by unemployment.
    - Unemployment data: median of Bloomberg survey: 8.7% Q3, falls to 8.1% in Q4, reaches 6.4% by Q4, 2021.
    - Q factors: model maturity, economic shock and forbearance activity.
    - Slightly lower loan balances (excluding PPP loans) at September 30, 2020.

(1) 9/30/20 "As If" ACL and percent of loans calculated at midpoint of incremental range with additional $9.0 million at Day 1 and $9.0 million at Q3'20.

FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019 Be Independent

 2020 Outlook Update  Category  Outlook  Lending  Continued growthIBCP goal of mid- single digit (approximately 7%) overall loan growth in 2020, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2020. This growth forecast also assumes a stable Michigan economy.Q3 Update: Loans decreased $11.2 million in the quarter but are up $130.5 million YTD due primarily to PPP balances. The year end total portfolio loan balance and 4Q’20 activity will primarily reflect the pace of PPP loan forgiveness.   Net Interest Income  Growth driven primarily by higher portfolio loan balances, expect total deposits (including brokered time) to grow by approximately 5% in 2020 IBCP goal of approximately a 2% increase in net interest income (NII) over 2019. Expect the net interest margin (NIM) to be relatively stable in 2020 and comparable to the 4Q’19 level but lower than the full year 2019 NIM. The forecast assumes no changes in the target federal funds rate in 2020 and long-term interest rates up very slightly over year end 2019 levels. Q3 Update: The interest rate environment in the first nine months of 2020 has been very different than the original forecast. Actual short term rates declined 150 bps and long-term rates declined by approximately 100 bps. Actual NIM compression of 0.05% on a linked quarter basis. We anticipate NIM to be relatively stable for the last quarter of 2020 (comparable to 3Q’20) as the impact of lower rates slows, yields on PPP loans improve (due to increased accretion of fees) and excess liquidity has been invested.  Provision for Loan Losses  Steady asset quality metricsVery difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 0.96% at 12/31/19. The initial (effective 1/1/2020) CECL adjustment is now expected to be approximately $8 million to $10 million. This revised lower range (compared to the 3Q’19 CECL estimate) primarily reflects the following factors: (i) a decline in commercial loan watch credits; (ii) a 4Q’19 update of the credit scoring of the retail loan portfolio reflecting improved scores; (iii) slightly higher prepayment rates in the retail loan portfolio; (iv) methodology refinements in the retail construction loan portfolio; and (v) changes in specific reserves. This CECL adjustment is still subject to certain final review procedures that will be completed in 1Q’20. A full year 2020 provision (expense) for loan losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable.Q3 Update: We opted to delay implementation of CECL as described earlier. Actual YTD 2020 provision of $12.9 million (or 0.60% annualized of average total loans). This provision includes an increase in the qualitative/subjective reserve under the incurred method of $10.7 million (or 0.50% annualized of average total loans), due to the economic shock from the COVID-19 pandemic, elevated unemployment and forbearance activity. Future provision levels will depend on how deep and how long this economic disruption lasts and the impact on the loan portfolio. 4Q’20 provision will primarily depend on level of net loan charge-offs, new loan defaults and new forbearance activity (all were low in 3Q’20).  Non-interest Income  IBCP forecasted 2020 quarterly range of $11 million to $13.5 million with the total for the year up 3% to 4% from 2019 actual of $47.7 millionExpect mortgage loan origination volumes in 2020 to be down by approximately 15% due primarily to a decline in refinance activity. Expect overall mortgage banking revenues (gain on sale and mortgage loan servicing) to improve in 2020 due to not having any fair value write downs due to price for MSRs. Expect service charges on deposits and interchange income in 2020 to be collectively comparable to 2019 (i.e. a decline in servicing charges on deposits due to lower NSF fees to be largely offset by an increase in interchange income). Q3 Update: Actual non-interest income of $27.0 million was well above the high end of the range of $13.5 million. Very strong 3Q’20 mortgage loan origination volumes due to heavy refinance activity and solid purchase activity. $20.2 million in gains on mortgage loans were partially offset by $1.1 million of negative MSR fair value change due to price. Expect the last quarter of 2020 to be slightly above the high end of the forecasted range.  Non-interest Expenses  IBCP forecasted 2020 quarterly range of $27.5 to $28.5 million with the total for the year up very slightly (less than 1%) from the 2019 actual of $111.7 million.Expect total compensation and employee benefits to be slightly lower in 2020 compared to 2019 due primarily to a reduction in incentive compensation. Most other categories of non-interest expense expected to have small (1% to 2%) increases.Q3 Update: Actual non-interest expenses of $33.6 million were well above the high end of the range due primarily to an increased accrual for incentive compensation due to strong YTD financial performance and $0.6 million of conversion related expenses. Expect these total expenses to be slightly above the high end of the range outlined above for the last quarter of 2020.  Income Taxes  Approximately a 20% effective income tax rate in 2020. This assumes a 21% statutory federal corporate income tax rate during 2020.Q3 Update: 19.6% actual effective income tax rate. Reaffirm approximately 20% effective rate for the last quarter of 2020.  Share Repurchases  2020 share repurchase authorization at approximately 5% of outstanding shares. Expect total share repurchases in 2020 at just above the mid-point of this authorization.Q3 Update: Share repurchase activity initially ceased on March 16, 2020. Share repurchase plan being reactivated effective October 30, 2020.  25

26

Strategic Initiatives

Growth

- **Improve net interest income** via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- **Innovative and targeted customer acquisition**, retention and cross sales strategies leveraging data analytics, inside sales staff, and intra-company referrals with strategic business unit partners.
- Add new customers and grow revenue through **outbound calling**.
- Add new customers and grow revenue through the **addition of new talented sales professionals** in our existing markets.
- **Supplement our organic growth initiatives** via **selective and opportunistic bank acquisitions** and branch acquisitions.

Process Improvement & Cost Controls

- **Completion of core data processing provider contract**.
- **On-going branch optimization**: including assessing existing locations; new locations; service hours; staffing; workflow; and our leveraging of existing technology.
- **Modernize branch delivery technology/systems**.
- **Expand Digital Branch (Call Center) services**.
- All business lines and departments: **streamline/automate operating processes and workflows**
- Build/enhance dashboard reporting and business intelligence.

Talent Management

- We recognize that the **path to organizational success is through the success of each and every one of our team members**. Accordingly we encourage and support the professional development of our colleagues through our IB Leadership Program, mentoring and other initiatives.
- We are passionate about our desire to ensure that our **team members are empowered** and supported in a way that will best position them **to serve our customers**.
- We believe that if we are **committed to the well-being of our team members**, and recognize and reward their contributions, they will ensure our success.

Risk Management

- Maintain strong, **high quality, capital levels** – augmented by **consistent earnings**.
- Maintain **excellent asset quality** and strong proactive monitoring.
- Active liquidity and **interest rate risk monitoring** and management.
- Strong, independent and collaborative risk management, utilizing 3 layers of defense (business unit, risk management and internal audit).
- Effective operational controls with special **emphasis on cyber security, fraud prevention, regulatory compliance, crisis communications and business continuity plan**.
- Effective working **relationships with banking regulators and other key outside oversight partners.**

Member FDIC

Forbes BEST-IN-STATE Bank 2018 & 2019

Be Independent

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